UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 28, 2009

BANCFIRST CORPORATION

(Exact name of registrant as specified in its charter)

OKLAHOMA	0-14384	73-1221379
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 North Broadway, Oklahoma City, Oklahoma	73102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (405) 270-1086

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 28, 2009, BancFirst Corporation (the “Registrant”) commenced an offer to exchange eligible stock options for new options (the “Exchange Offer”). Eligible options are all outstanding stock options under the BancFirst Corporation Stock Option Plan that have an exercise price of $40.00 or more per share. Employees of the Registrant and its subsidiaries who have received eligible options are eligible to participate in this offer. A total of 36 employees of the Registrant, including three executive officers, are eligible to participate in the Exchange Offer (the “Eligible Employees”). The Exchange Offer expires on November 12, 2009.

Eligible Employees who elect to surrender their eligible options for exchange for new options will receive the same number of new stock options, covered by a new agreement that will have substantially the same terms and conditions as the eligible stock options that they surrender, except that:

•	The exercise price for the new stock options will be $37.50.

•

The new stock options will be subject to a 15-year term and seven-year vesting period, even if all or a portion of the surrendered eligible stock options are already vested. Under this vesting schedule, new stock options will be exercisable 25% per year beginning four years from the date of grant. After becoming exercisable, the new stock option may be exercised at any time and from time to time in whole or in part until termination of the 15-year term of the option, so long as the employee remains employed by the Company or one of its subsidiaries during that period.

The new options will be deemed granted as of October 22. 2009, the date on which the Board of Directors of the Registrant approved the Exchange Offer.

To validly surrender Eligible Options for exchange, the Eligible Employees must complete and deliver an election form to the Registrant no later than 5:00 P.M., Central Time, on November 12, 2009. All validly surrendered and accepted Eligible Options will be canceled. As promptly as practicable after the expiration of the Exchange Offer, the Registrant will deliver new option agreements to the Eligible Employees who elect to participate in the Exchange Offer and validly surrender their Eligible Options.

The Registrant expects to accept for exchange all eligible stock options properly surrendered and not validly withdrawn by the expiration date of the Exchange Offer. Notwithstanding the foregoing sentence or any other provision of the Exchange Offer, the Registrant will not be required to accept any eligible stock options surrendered for exchange, and may withdraw or terminate the Exchange Offer, or postpone its acceptance and cancellation of any eligible stock options surrendered for exchange, if, at any time on or after the commencement date of the Exchange Offer and before the expiration date of the Exchange Offer: (1) it is prohibited by applicable securities laws from giving effect to the Exchange Offer; (2) any event or events occur that have resulted or are reasonably likely to result, as determined in its reasonable judgment, in a material adverse change in its business or financial condition; or (3) any event or events occur that have resulted or are reasonably likely to result, as determined in its reasonable judgment, in a material impairment of the contemplated benefits of the offer to the Registrant.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being filed herewith:

(1.1)	Summary of the Exchange Offer and Election Form dated October 28, 2009 delivered to Eligible Employees.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANCFIRST CORPORATION
(Registrant)

Date November 3, 2009	/S/ RANDY FORAKER
(Signature)
Randy Foraker
Executive Vice President and Chief Risk Officer
(Principal Accounting Officer)